As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-260101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kidpik Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	81-3640708
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399-2323

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Ezra Dabah, Chief Executive Officer

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399-2323

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

David M. Loev, Esq.	Richard I. Anslow, Esq.
John S. Gillies, Esq. The Loev Law Firm, PC	Sarah E. Williams, Esq. Matthew Bernstein, Esq.
6300 West Loop South,	Ellenoff Grossman & Schole LLP
Suite 280	1345 Avenue of the Americas, 11th FL
Bellaire, Texas 77401	New York, New York 10105
Telephone: (713) 524-4110	Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Kidpik Corp. (the “Registrant”) is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-260101) (the “Registration Statement”) to file Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1), an updated version of Exhibit 1.1 and executed versions of Exhibits 10.58, 10.59 and 10.60 (which were inadvertently filed without conforming signatures in the last amendment). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1), Exhibit 1.1 and Exhibits 10.58, 10.59 and 10.60. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
1.1†	Form of Underwriting Agreement
3.1*	Second Amended and Restated Certificate of Incorporation of Kidpik Corp. filed with the Secretary of State of Delaware on May 10, 2021
3.2*	Amended and Restated Bylaws
4.1*	Specimen Common Stock Certificate
5.1†	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered
10.1*	Loan and Security Agreement dated September 5, 2017, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.2*	First Amendment to Loan and Security Agreement dated July 31, 2019, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.3*	Second Amendment to Loan and Security Agreement dated September 13, 2019, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.4*	Third Amendment to Loan and Security Agreement dated November 17, 2020, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.5*	Fourth Amendment to Loan and Security Agreement April 27, 2021, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.6*	Management Services Agreement dated January 1, 2020, by and between Kidpik Corp. and Nina Footwear Corp.
10.7*	Cash Advance Agreement dated November 12, 2019, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.8*	Cash Advance Agreement dated December 19, 2019, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.9*	Cash Advance Agreement dated May 22, 2020, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.10*	Cash Advance Agreement dated July 30, 2020, by and between Kidpik Corp. and Clear Finance Technology Corp.

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10.11*	Master Allonge dated August 21, 2020, by and between Kidpik Corp., Ezra Dabah, and Raine Silverstein and Renee Dabah, as co-trustees of trusts for the benefit of Chana Dabah, Eva Dabah, Joia Dabah, Moshe Dabah, Yaacov Dabah
10.12*	Conversion Agreement dated December 31, 2020, by and between Kidpik Corp., Ezra Dabah, and Raine Silverstein and Renee Dabah, as co-trustees of trusts for the benefit of Chana Dabah, Eva Dabah, Joia Dabah, Moshe Dabah, Yaacov Dabah
10.13*	Investment Agreement dated December 31, 2020, by and between Kidpik Corp. and Gila Goodman
10.14*	Cash Advance Agreement dated October 9, 2020, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.15*	Cash Advance Agreement dated December 14, 2020, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.16*	Management Services Agreement dated January 1, 2021, by and between Kidpik Corp. and Nina Footwear Corp.
10.17*	Cash Advance Agreement dated March 10, 2021, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.18*	Cash Advance Agreement dated March 10, 2021, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.19*	Master Allonge dated April 28, 2021, by and between Kidpik Corp., Ezra Dabah, and Raine Silverstein and Renee Dabah, as co-trustees of trusts for the benefit of Chana Dabah, Eva Dabah, Joia Dabah, Moshe Dabah, Yaacov Dabah
10.20*	Conversion Agreement dated April 30, 2021, by and between Kidpik Corp., Ezra Dabah, and Raine Silverstein and Renee Dabah, as co-trustees of trusts for the benefit of Chana Dabah, Eva Dabah, Joia Dabah, Moshe Dabah, Yaacov Dabah
10.21*	Investment Agreement dated May 11, 2021, by and between Kidpik Corp. and Isaac and Ivette Dabah
10.22*	Investment Agreement dated May 11, 2021, by and between Kidpik Corp. and Sterling Macro Fund
10.23*	$50,000 Convertible Promissory Note dated March 15, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Yaacov Dabah (holder)
10.24*	$100,000 Convertible Promissory Note dated January 21, 2021 between Kidpik Corp. (borrower) and Ezra Dabah (holder)
10.25*	$500,000 Convertible Promissory Note dated February 24, 2021 between Kidpik Corp. (borrower) and Ezra Dabah (holder)
10.26*	$400,000 Convertible Promissory Note dated March 18, 2021 between Kidpik Corp. (borrower) and Ezra Dabah (holder)
10.27*	$100,000 Convertible Promissory Note dated March 31, 2021 between Kidpik Corp. (borrower) and Ezra Dabah (holder)
10.28*	$50,000 Convertible Promissory Note dated March 15, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Eva Dabah (holder)
10.29*	$50,000 Convertible Promissory Note dated March 15, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Moshe Dabah (holder)
10.30*	$50,000 Convertible Promissory Note dated March 15, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Chana Dabah (holder)
10.31*	$200,000 Convertible Promissory Note dated January 21, 2021 between Kidpik Corp. (borrower) and Renee Dabah (holder)
10.32*	$500,000 Convertible Promissory Note dated January 4, 2021 between Kidpik Corp. (borrower) and Gila Goodman (holder)
10.33*	Cash Advance Agreement dated February 1, 2021, by and between Kidpik Corp. and Clear Finance Technology Corp.

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10.34*	Covenant Termination and Release Agreement dated May 12, 2021, by and between Kidpik Corp. and each of the stockholders party thereto
10.35*#	Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan
10.36*	Fifth Amendment to Loan and Security Agreement dated July __, 2021, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.37*	Cash Advance Agreement dated May 7, 2021, by and between Kidpik Corp. and Clear Finance Technology Corp.
10.38*	Standard Promissory Note dated April 1, 2021, in the amount of $100,000, by Kidpik Corp. as borrower in favor of Nina Footwear Corp., as lender
10.39*	Standard Promissory Note dated April 14, 2021, in the amount of $200,000, by Kidpik Corp. as borrower in favor of Nina Footwear Corp., as lender
10.40*	Revenue Share Agreement – Inventory dated June 4, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
10.41*	Revenue Share Agreement dated June 4, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
10.42*	Standard Promissory Note dated June 15, 2021, in the amount of $100,000, by Kidpik Corp. as borrower in favor of Nina Footwear Corp., as lender
10.43*	Revenue Share Agreement – Inventory dated July 9, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
10.44*	$100,000 Convertible Promissory Note August 13, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Yaacov Dabah (holder)
10.45*	$25,000 Convertible Promissory Note dated June 28, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Chana Dabah (holder)
10.46*	$25,000 Convertible Promissory Note dated June 28, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Eva Dabah (holder)
10.47*	$25,000 Convertible Promissory Note dated June 28, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Moshe Dabah (holder)
10.48*	$25,000 Convertible Promissory Note June 28, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Yaacov Dabah (holder)
10.49*	Revenue Share Agreement – Inventory dated August 10, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
10.50*	Revenue Share Agreement dated August 10, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
10.51*	$100,000 Convertible Promissory Note dated August 13, 2021 between Kidpik Corp. (borrower) and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Chana Dabah (holder)
10.52*	Sixth Amendment to Loan and Security Agreement dated August __, 2021, by and between Kidpik Corp. and Crossroads Financial Group, LLC
10.53*	First Amendment to Convertible Promissory Notes, dated August 25, 2021, by and between Kidpik Corp. and each of the note holders party thereto
10.54*	Financial Support Letter dated September 2, 2021, from Ezra Dabah
10.55*	Voting Agreement, dated and effective September 1, 2021 by and among Ezra Dabah, and each of Eva Yagoda, Joia Kazam, Moshe Dabah, Chana Rapaport, Yaacov Dabah, Gila Goodman, the Josh A. Kazam Irrevocable Grantor Trust, GMM Capital LLC, Isaac and Ivette Dabah, Sterling Macro Fund, the u/a/d 02/02/1997, Trust FBO Eva Dabah; the u/a/d 02/02/1997, Trust FBO Joia Kazam; the u/a/d 02/02/1997, Trust FBO Moshe Dabah; the u/a/d 02/02/1997, Trust FBO Chana Dabah; and the u/a/d 02/02/1997, Trust FBO Yaacov Dabah
10.56*	$100,000 Promissory Note effective September 18, 2021, by and between Kidpik Corp. and Sofia Dabah
10.57*	$500,000 Promissory Note effective September 23, 2021, by and between Kidpik Corp. and Ezra Dabah
10.58†	$500,000 Promissory Note effective October 8, 2021, by and between Kidpik Corp. and Ezra Dabah
10.59†	$500,000 Promissory Note effective October 12, 2021, by and between Kidpik Corp. and Ezra Dabah
10.60†	$200,000 Promissory Note effective October 22, 2021, by and between Kidpik Corp. and Ezra Dabah
10.61*	Revenue Share Agreement dated October 22, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
10.62*	Revenue Share Agreement – Inventory dated October 27, 2021, by and between Kidpik Corp. and CFT Clear Finance Technology Corp.
14.1*	Code of Business Conduct and Ethics
23.1*	Consent of CohnReznick LLP
23.2†	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1*	Audit Committee Charter
99.2*	Whistleblower Protection Policy

* Previously filed.

† Filed herewith.

** To be filed by amendment.

# Indicates management contract or compensatory plan or arrangement.

(b) Financial Statement Schedule.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 5th day of November 2021.

KIDPIK CORP.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ezra Dabah, with full power of substitution, as his or her, true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Ezra Dabah	President, Chief Executive Officer and Chairman	November 5, 2021
Ezra Dabah	(Principal Executive Officer)

/s/ Adir Katzav	Executive Vice President, Chief Financial Officer, and Treasurer	November 5, 2021
Adir Katzav	(Principal Financial and Accounting Officer)

/s/ David Oddi	Director	November 5, 2021
David Oddi

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